RoomLinX, Inc. Provides Shareholder and Financial Update

RoomLinX Shows 3rd Consecutive Quarter of Positive, Preliminary Non-Audited, EBITDA; Preliminary Non-Audited Revenue Results for Nine-Month Period Ending September 30, 2006 Projected to Exceed $1.8 Million; Preliminary Non-Audited EBITDA Results for Nine-Month Period Ending September 30, 2006 Projected to Exceed $450,000

DENVER, CO -- (MARKET WIRE) -- November 21, 2006 -- RoomLinX, Inc. (PINKSHEETS: RMLX), a leading provider of wireless and wired Internet solutions to the hospitality industry, today provided investors with the following shareholder and financial update.

Based on the preliminary non-audited results, RoomLinX estimates revenue for the third quarter of 2006 ended September 30, 2006 to be approximately $500,000 and approximately $1.8 million for the nine months ended the same period. Preliminary non-audited gross profit for the third quarter is estimated to be approximately $220,000 and approximately $840,000 for the ninth month period. Preliminary non-audited EBITDA is estimated to be $100,000 for the third quarter and $450,000 for the nine-month period.

Michael Wasik, CEO of RoomLinX, stated, "This quarter was highlighted by the successful launch of our revenue generating advertising program. Management is dedicated to executing on its business strategy to add incremental revenue streams by leveraging the RoomLinX customer base. Additionally, we made a major step in restructuring our balance sheet by receiving 100% sign off on a Forbearance and Settlement Agreement from 17 investors that invested in a $1.1MM convertible debenture that had been in default. Our most important accomplishment is that RMLX posted its 3rd consecutive quarter of, preliminary non-audited, positive EBITDA."

Mr. Wasik continued, "I am very pleased with our progress as we continue to show preliminary non-audited increased revenues YTD from last year and at the same time have eliminated over $500,000 in debt. Our team is dedicated and has proven it can execute through very difficult financial circumstances. Lastly, I would like to reiterate our plan for the rest of 2006 which includes closing on a new financing, which will allow us to restructure our debt and execute on our organic growth strategy, and continue the profitable growth of our core business. I look forward to updating you on our continued progress throughout the rest of 2006 and into 2007."

The company is also working on bringing all filings current with the SEC so that RoomLinX will be fully reporting and intends to reapply for a listing on the NASDAQ OTCBB by the end of the first quarter of 2007.

RoomLinX also reported that Aaron Dobrinsky has resigned from the company board of directors so that he may dedicate more of his time to other professional interests.

About RoomLinX, Inc.

RoomLinX is a pioneer in Broadband High Speed Wireless Internet connectivity, specializing in providing the most advanced Wi-Fi Wireless and Wired networking solutions for High Speed Internet access to Hotel Guests, Convention Center Exhibitors, Corporate Apartments, and Special Event participants. Designing, deploying and servicing site-specific wireless networks for the hospitality industry is RoomLinX's core competency. www.roomlinx.com.

Safe Harbor

Certain statements in this news release, including statements that we "believe," "expect," "intend", "plan" or words of similar import, are forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following: general economic and business conditions; competition; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products; results of experimental studies; research and development activities; changes in, or failure to comply with, governmental regulations; and the ability to obtain adequate financing in the future. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of the Company's Securities and Exchange Commission filings available at http://www.sec.gov.

Contact:

Michael Wasik
CEO
RoomLinX, Inc.
mwasik@roomlinx.com
(303) 544-1111, x101

OR

Alan Sheinwald
Alliance Advisors, LLC
(914) 669-0222
asheinwald@allianceadvisors.net

SOURCE: RoomLinX, Inc.